FIRST INDIANA CORPORATION
SUMMARIZED CONSOLIDATED BALANCE SHEETS



(Dollars in Thousands)


                                                     1996                1995

Assets
  Cash and cash equivalents                          $73,618           $74,894
  Investments                                        106,895           102,656
  Mortgage-backed securities - net                    36,412            49,498
  Loans receivable - net                           1,215,550         1,250,726
  Premises and equipment                              13,705            13,157
  Accrued interest receivable                         10,696            11,645
  Real estate owned                                    4,285             1,877
  Prepaid expenses and other assets                   35,260            37,390
                                                      ------            ------
Total Assets                                      $1,496,421        $1,541,843
                                                   =========         =========
Liability and Shareholders's Equity Liabilities
  Deposits                                        $1,095,486        $1,136,980
  Federal Home Loan Bank Advances                    215,466           214,781
  Short-term borrowings                               30,055            38,642
  Accrued interest payable                             2,018             2,715
  Advances by borrowers for taxes and insurance        1,120             2,107
  Other liabilities                                    7,933            10,688
                                                      ------            ------
Total Liabilities                                  1,352,078         1,405,913

Negative Goodwill                                      5,685             6,633

Shareholders' Equity                                 138,658           129,297

Total Liabilities and Shareholders' Equity        $1,496,421        $1,541,843
                                                   =========         =========


Summarized financial information is presented above and on the following two pages for First Indiana Corporation. This 21.8 percent-owned subsidiary represents a significant part of The Somerset Group, Inc.'s income and financial strength. Summary discussions of the operating and financial results for First Indiana Corporation appear in the Management's Discussion and Analysis section of the report. A complete 1996 annual report for First Indiana Corporation is available upon request.


                               -33-


FIRST INDIANA CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in Thousands)
                                           1996          1995             1994

Interest Income                         $125,468       $124,061        $97,572

Interest Expense
  Deposits                                52,077         50,533         39,342
  Federal Home Loan Bank Advances         10,706         12,891          6,952
  Short-term borrowings                    1,002          2,593            330
  Mortgage-backed bonds                      ---            ---          1,719
                                          ------          -----          -----
Total Interest Expense                    63,785         66,017         48,343

 Net Interest Income                      61,683         58,044         49,229

  Provision for Loan Losses               10,794          7,900          3,900
                                          ------          -----          -----

Net Interest Income After Provision       50,889         50,144         45,329
    For Loan Losses                       ======         ======         ======

Non-Interest Income
  Sale of loans                            3,075          2,749           (706)
  Loan servicing income                    2,908          2,645          2,861
  Loan fees                                2,302          2,206          2,378
  Dividends on FHLB Stock                  1,033            996            602
  Other                                    8,530          7,655          5,190
                                           -----          -----          -----
Total Non-Interest Income                 17,848         16,251         10,325

Non-Interest Expense
  Salary and benefits                     18,094         20,890         19,465
  Net occupancy                            3,087          3,069          2,989
  Deposit insurance                        9,186          2,298          2,318
  Real estate owned operations - net         598         (3,060)           (26)
  Other                                   16,288         15,450         13,756
                                          ------         ------         ------
Total Non-Interest Expense                47,253         38,647         38,502

Earnings Before Income Taxes              21,484         27,748         17,152
Income Taxes                               7,780         10,481          6,516
                                          ------         ------         ------
Net Earnings                             $13,704        $17,267        $10,636




                                 -34-



FIRST INDIANA CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS


(Dollars in Thousands)

                                                    1996       1995     1994
Cash Flows from Operating Activities
  Net Earnings                                     $13,704   $17,267   $10,636

  Adjustments to Reconcile Net Earnings to Net
  Cash Provided (Used) by Operating Activities

(Gain) Loss on sales of assets and
  Deposits                                          (4,524)   (4,307)    1,051
  Amortization                                       1,325     2,197     1,609
  Depreciation                                       1,958     1,909     1,922
  Provision for loan losses                         10,794     7,900     3,900
  Net proceeds from trading investments                ---       ---      (335)
  Net sale of loans held for resale                 32,585   (41,116)   62,766
  Net change in all other assets and
      And libilities                                (3,265)   (4,742)    1,222
                                                    ------    ------    ------
Net Cash Provided by Operating Activity             52,577   (20,892)   82,771

Cash Flows from Investing Activities
  Proceeds-sales of investments                     35,703    72,857       ---
  Proceeds-sales of investment securities              ---     2,993       ---
  Proceeds-maturity of invest.securities            27,611     6,018    28,525
  Purchase of investment securities                (68,225)  (35,388)  (66,381)
  Origination of loans and mortgage-backed
     securities-net of collections                 (27,964) (240,820) (135,640)
  Proceeds-sale of installment portfolio            32,756       ---       ---
  Proceeds from sale of loans                        3,501   125,313     1,819
  Purchase of premises and equipment                (2,653)   (1,750)   (1,615)
  Other - net                                          150        32        10
                                                    ------    ------   -------
Net Cash Provided by Investing Activities              879   (70,745) (173,282)

Cash Flows from Financing Activities
  Proceeds from sale of deposits                       ---   (25,462)      ---
  Net change in deposits                           (41,494)  132,028     1,654
     Net change in short-term borrowings            (8,587)    2,720    35,922
  Net change in FHLB Advances                          685    13,626    94,278
  Purchase of treasury stock                           ---    (6,203)      ---
  Maturity of other debt                               ---       ---   (50,000)
  Other - net                                       (5,336)   (3,610)   (3,298)
                                                    ------    ------    ------
Net Cash Provided by Financing Activity            (54,732)  113,099    78,556
                                                   -------   -------   -------
Increase in Cash and Cash Equivalents              ($1,276)  $21,462  ($11,955)
                                                   =======    ======  ========



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